Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

CELATOR PHARMACEUTICALS, INC.

at

$30.25 Net per Share

Pursuant to the Offer to Purchase dated June 10, 2016

by

Plex Merger Sub, Inc.,

an indirect wholly-owned subsidiary of

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE TIME THAT IS ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON JULY 11, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

June 10, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 10, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Plex Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of Jazz Pharmaceuticals plc, a public limited company organized under the laws of Ireland (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Celator Pharmaceuticals, Inc., a Delaware corporation (“Celator”), at a price of $30.25 per Share (the “Offer Price”), net to the seller in cash, without interest (less any required withholding taxes), upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF CELATOR HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $30.25 per Share, net to you in cash, without interest (less any required withholding taxes).

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 27, 2016 (as such may be amended or supplemented from time to time, the “Merger Agreement”), among Parent, Purchaser and Celator, pursuant to which, as soon as practicable following the date on which Purchaser first accepts for payment Shares tendered in the Offer (the “Offer Closing Date”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will be merged with and into Celator (the “Merger”), with Celator continuing as the surviving corporation in the Merger and as an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”). At the time the Merger becomes effective (the “Effective Time”), each Share then outstanding (other than Shares (i) held by Celator, (ii) owned by Parent or Purchaser or (iii) held by a Celator stockholder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”), and in the case of (i) and (ii), such Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive the Offer Price, in cash and without interest. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

4. After careful consideration, the board of directors of Celator has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to and in the best interests of Celator and its stockholders, (ii) approved and declared advisable the Merger and the execution, delivery and performance by Celator of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the consummation of the Offer and (iv) recommended that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

5. The Offer and withdrawal rights will expire at the time that is one minute following 11:59 pm, New York City time, on July 11, 2016, unless the Offer is extended or earlier terminated in accordance with the terms of the Merger Agreement.

6. Purchaser shall not be required to, and Parent shall not be required to cause Purchaser to, accept for payment or, subject to any applicable rules and regulations of the Securities and Exchange Commission, to pay for any Shares tendered pursuant to the Offer if (i) there shall not have been validly tendered (and not validly withdrawn) prior to the expiration of the Offer that number of Shares (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as defined by Section 251(h)(6) of the DGCL) that, when added to the Shares then owned by Parent or Purchaser, would represent one Share more than 50% of the then outstanding Shares, including any Shares issuable to holders of outstanding warrants to purchase Shares that are deemed exercised in accordance with their terms immediately prior to such time (such condition in this clause (i), the “Minimum Tender Condition”), (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger shall have neither expired nor been terminated, (iii) there shall be any legal restraint in effect preventing or prohibiting the consummation of the Offer or the Merger at the time of the expiration of the Offer, (iv) subject to materiality exceptions, any representation and warranty of Celator set forth in the Merger Agreement shall not be true and correct at the time of the expiration of the Offer, and (v) certain other customary conditions as described in Section 15 of the Offer to Purchase have not been satisfied or waived.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CELATOR PHARMACEUTICALS, INC.

at

$30.25 Net per Share

Pursuant to the Offer to Purchase dated June 10, 2016

by

Plex Merger Sub, Inc.,

an indirect wholly-owned subsidiary of

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 10, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Plex Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of Jazz Pharmaceuticals plc, a public limited company organized under the laws of Ireland, to purchase all of the shares of common stock, par value $0.001 per share (the “Shares”), of Celator Pharmaceuticals, Inc., a Delaware corporation, that are issued and outstanding at a price of $30.25 per Share, net to the seller in cash, without interest (less any required withholding taxes), upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the time that is one minute following 11:59 pm, New York City time, on July 11, 2016, unless the Offer is extended.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.